VIACOM REPORTS RESULTS FOR THIRD QUARTER 2014

Fiscal Year 2014 Results

(in millions, except per share amounts)	Quarter Ended June 30,		B/(W)	Nine Months Ended June 30,		B/(W)
	2014	2013	2014 vs. 2013	2014	2013	2014 vs. 2013

Revenues	$3,421	$3,693	(7)%	$9,792	$10,142	(3)%
Operating income	1,086	1,085	—	2,918	2,729	7
Net earnings from continuing operations attributable to Viacom	611	647	(6)	1,660	1,601	4
Adjusted net earnings from continuing operations attributable to Viacom*	618	635	(3)	1,647	1,577	4
Diluted EPS from continuing operations	1.40	1.32	6	3.73	3.20	17
Adjusted diluted EPS from continuing operations*	$1.42	$1.29	10%	$3.70	$3.15	17%

* Adjusted measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.

New York, NY, August 6, 2014 - Viacom Inc. (NASDAQ: VIAB, VIA) today reported results for the fiscal third quarter of 2014, ended June 30, 2014. Revenues were $3.42 billion, a decrease of 7%, with declines in Filmed Entertainment partially offset by an increase in Media Networks revenues. Operating income was $1.09 billion, as gains in Filmed Entertainment were offset by lower Media Networks operating income. Adjusted net earnings from continuing operations attributable to Viacom decreased to $618 million, and adjusted diluted earnings per share from continuing operations were up 10% to $1.42 per diluted share.
Sumner M. Redstone, Executive Chairman of Viacom, said, “Viacom continues its mission to develop the world’s most exciting media brands and compelling entertainment. As the industry landscape continues to evolve, our business is very well positioned.”
Philippe Dauman, President and Chief Executive Officer of Viacom, said, “It was a solid quarter for Viacom. We delivered nearly $1 billion to shareholders through buybacks and dividends and continued to build on our success in creating outstanding content and focused brands that connect deeply with audiences across all platforms. Our Media Networks distribution relationships continue to expand, providing broader opportunities for fans to enjoy Viacom’s content. Successful series and high-profile event programming on our networks create powerful experiences for audiences and valuable opportunities for advertisers, while driving industry-leading social engagement. We announced our agreement to acquire major British broadcaster Channel 5 in the quarter, which will increase our presence in an important global market. Paramount is poised for an outstanding summer, kicked off by Transformers: Age of Extinction which is already a record-setting global hit and the number one film of all time in China. In addition, the highly-anticipated Teenage Mutant Ninja Turtles premieres Friday for fans around the world.”

Revenues

(in millions)	Quarter Ended June 30,		B/(W)	Nine Months Ended June 30,		B/(W)
	2014	2013	2014 vs. 2013	2014	2013	2014 vs. 2013

Media Networks	$2,591	$2,569	1%	$7,507	$7,196	4%
Filmed Entertainment	856	1,158	(26)	2,368	3,074	(23)
Eliminations	(26)	(34)	NM	(83)	(128)	NM
Total Revenues	$3,421	$3,693	(7)%	$9,792	$10,142	(3)%

NM - Not Meaningful

Quarterly revenues were $3.42 billion. Media Networks revenues increased 1%, to $2.59 billion, driven by higher advertising revenues, which rose 1% domestically and 2% on a worldwide basis. Worldwide affiliate fee revenues were flat in the quarter, as rate increases were more than offset by lower revenues from certain distribution arrangements which are affected by the timing of available programming. Excluding the impact of these distribution arrangements, the domestic affiliate revenue growth rate in the quarter was in the low double-digits. Filmed Entertainment revenues declined to $856 million, driven by a 43% decrease in theatrical revenues due to the number and timing of releases. Worldwide home entertainment revenues decreased 24%, impacted by a decline in revenue from carryover and current quarter titles.
Operating Income (Loss)

(in millions)	Quarter Ended June 30,		B/(W)	Nine Months Ended June 30,		B/(W)
	2014	2013	2014 vs. 2013	2014	2013	2014 vs. 2013

Media Networks	$1,121	$1,158	(3)%	$3,184	$3,061	4%
Filmed Entertainment	55	17	224	(8)	(57)	86
Corporate expenses	(61)	(54)	(13)	(164)	(171)	4
Equity-based compensation	(30)	(35)	14	(93)	(95)	2
Eliminations	1	(1)	NM	(1)	(9)	NM
Operating income	$1,086	$1,085	—	$2,918	$2,729	7%

NM - Not Meaningful

Operating income was $1.09 billion in the quarter. Media Networks adjusted operating income decreased 3%, reflecting lower revenues from certain distribution arrangements and an increase in programming expense. Filmed Entertainment adjusted operating income increased by $38 million, reflecting lower film and distribution expenses.
Quarterly adjusted net earnings from continuing operations attributable to Viacom decreased 3% to $618 million. Adjusted diluted earnings per share from continuing operations for the quarter were $1.42, a 10% increase from the prior year’s comparable quarter.
Stock Repurchase Program
For the quarter ended June 30, 2014, Viacom repurchased 10.0 million shares under its stock repurchase program, for an aggregate purchase price of $850 million. As of August 5, 2014, Viacom had $7.15 billion remaining in its $20 billion stock repurchase program. As of June 30, 2014, Viacom had 424 million shares of common stock outstanding.

Debt
At June 30, 2014, total debt outstanding, including capital lease obligations, was $12.78 billion, compared with $11.89 billion at September 30, 2013. The Company’s cash balances were $1.59 billion at June 30, 2014, a decrease from $2.4 billion at September 30, 2013.
About Viacom
Viacom is home to premier global media brands that create compelling television programs, motion pictures, short-form video, apps, games, consumer products, social media and other entertainment content for audiences in more than 160 countries and territories. Viacom’s media networks, including MTV, VH1, CMT, Logo, BET, CENTRIC, Nickelodeon, Nick Jr., TeenNick, Nicktoons, Nick at Nite, Comedy Central, TV Land, SPIKE, Tr3s, Paramount Channel and VIVA, reach approximately 700 million households worldwide. Paramount Pictures, America’s oldest film studio, is a major global producer and distributor of filmed entertainment.
For more information about Viacom and its businesses, visit www.viacom.com. Viacom may also use social media channels to communicate with its investors and the public about the company, its brands and other matters, and those communications could be deemed to be material information. Investors and others are encouraged to review posts on Viacom’s company blog (blog.viacom.com), Twitter feed (www.twitter.com/viacom) and Facebook page (http://www.facebook.com/viacom).
Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the public acceptance of our programs, motion pictures and other entertainment content on the various platforms on which they are distributed; technological developments and their effect in our markets and on consumer behavior; competition for audiences and distribution; the impact of piracy; economic conditions generally, and in advertising and retail markets in particular; fluctuations in our results due to the timing, mix and availability of our motion pictures and other programming; changes in the Federal communications laws and regulations; other domestic and global economic, business, competitive and/or regulatory factors affecting our businesses generally; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our 2013 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. If applicable, reconciliations for any non-GAAP financial information contained in this news release are included in this news release or available on our website at http://www.viacom.com.

Contacts
Press:	Investors:
Jeremy Zweig	James Bombassei
Vice President, Corporate Communications	Senior Vice President, Investor Relations
(212) 846-7503	(212) 258-6377
jeremy.zweig@viacom.com	james.bombassei@viacom.com

Mark Jafar	Pamela Yi
Vice President, Corporate Communications	Director, Investor Relations
(212) 846-8961	(212) 846-7581
mark.jafar@viacom.com	pamela.yi@viacom.com

VIACOM INC. CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

	Quarter Ended June 30,		Nine Months Ended June 30,
(in millions, except per share amounts)	2014	2013	2014	2013

Revenues	$3,421	$3,693	$9,792	$10,142
Expenses:
Operating	1,565	1,845	4,577	5,147
Selling, general and administrative	718	705	2,134	2,091
Depreciation and amortization	52	58	163	175
Total expenses	2,335	2,608	6,874	7,413
Operating income	1,086	1,085	2,918	2,729
Interest expense, net	(158)	(114)	(459)	(334)
Equity in net earnings of investee companies	22	6	58	46
Loss on extinguishment of debt	(11)	—	(11)	—
Other items, net	3	(2)	—	(1)
Earnings from continuing operations before provision for income taxes	942	975	2,506	2,440
Provision for income taxes	(288)	(309)	(784)	(803)
Net earnings from continuing operations	654	666	1,722	1,637
Discontinued operations, net of tax	(1)	(4)	(1)	(10)
Net earnings (Viacom and noncontrolling interests)	653	662	1,721	1,627
Net earnings attributable to noncontrolling interests	(43)	(19)	(62)	(36)
Net earnings attributable to Viacom	$610	$643	$1,659	$1,591
Amounts attributable to Viacom:
Net earnings from continuing operations	$611	$647	$1,660	$1,601
Discontinued operations, net of tax	(1)	(4)	(1)	(10)
Net earnings attributable to Viacom	$610	$643	$1,659	$1,591
Basic earnings per share attributable to Viacom:
Continuing operations	$1.43	$1.34	$3.80	$3.25
Discontinued operations	—	(0.01)	—	(0.02)
Net earnings	$1.43	$1.33	$3.80	$3.23
Diluted earnings per share attributable to Viacom:
Continuing operations	$1.40	$1.32	$3.73	$3.20
Discontinued operations	—	(0.01)	—	(0.02)
Net earnings	$1.40	$1.31	$3.73	$3.18
Weighted average number of common shares outstanding:
Basic	428.0	482.6	436.4	492.1
Diluted	435.8	491.9	444.8	500.5
Dividends declared per share of Class A and Class B common stock	$0.33	$0.30	$0.93	$0.85

VIACOM INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except par value)	June 30, 2014	September 30, 2013

ASSETS
Current assets:
Cash and cash equivalents	$1,585	$2,403
Receivables, net	2,958	2,987
Inventory, net	690	770
Deferred tax assets, net	64	58
Prepaid and other assets	407	508
Total current assets	5,704	6,726
Property and equipment, net	998	1,040
Inventory, net	4,068	3,945
Goodwill	11,081	11,079
Intangibles, net	242	279
Other assets	855	760
Total assets	$22,948	$23,829
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$337	$316
Accrued expenses	849	1,074
Participants’ share and residuals	941	1,110
Program rights obligations	557	576
Deferred revenue	231	230
Current portion of debt	20	18
Other liabilities	448	466
Total current liabilities	3,383	3,790
Noncurrent portion of debt	12,758	11,867
Participants’ share and residuals	381	437
Program rights obligations	396	527
Deferred tax liabilities, net	472	649
Other liabilities	1,158	1,169
Redeemable noncontrolling interest	214	200
Commitments and contingencies
Viacom stockholders’ equity:
Class A Common stock, par value $0.001, 375.0 authorized; 51.0 and 51.1 outstanding, respectively	—	—
Class B Common stock, par value $0.001, 5,000.0 authorized; 373.3 and 398.2 outstanding, respectively	—	—

Additional paid-in capital	9,724	9,490
Treasury stock, 366.6 and 336.3 common shares held in treasury, respectively	(18,375)	(15,825)
Retained earnings	12,878	11,629
Accumulated other comprehensive loss	(76)	(101)
Total Viacom stockholders’ equity	4,151	5,193
Noncontrolling interests	35	(3)
Total equity	4,186	5,190
Total liabilities and equity	$22,948	$23,829

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following tables reconcile our results for the quarter and nine months ended June 30, 2014 and the quarter and nine months ended June 30, 2013 to adjusted results that exclude the impact of certain items identified as affecting comparability ("Factors Affecting Comparability"), including the loss on extinguishment of debt and discrete tax benefits. We use consolidated adjusted operating income, adjusted net earnings from continuing operations attributable to Viacom and adjusted diluted earnings per share ("EPS") from continuing operations, as applicable, among other measures, to evaluate our actual operating performance and for planning and forecasting of future periods. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare Viacom’s results with those of other companies and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America ("GAAP"), they should not be considered in isolation of, or as a substitute for, operating income, net earnings from continuing operations attributable to Viacom and diluted EPS as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

(in millions, except per share amounts)
	Quarter Ended June 30, 2014
	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results	$1,086	$942	$611	$1.40
Factors Affecting Comparability:
Loss of extinguishment of debt (1)	—	11	7	0.02
Adjusted results	$1,086	$953	$618	$1.42

	Nine Months Ended June 30, 2014
	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results	$2,918	$2,506	$1,660	$3.73
Factors Affecting Comparability:
Loss on extinguishment of debt (1)	—	11	7	0.02
Discrete tax benefits (2)	—	—	(20)	(0.05)
Adjusted results	$2,918	$2,517	$1,647	$3.70

	Quarter Ended June 30, 2013
	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results	$1,085	$975	$647	$1.32
Factors Affecting Comparability:
Discrete tax benefits (2)	—	—	(12)	(0.03)
Adjusted results	$1,085	$975	$635	$1.29

	Nine Months Ended June 30, 2013
	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results	$2,729	$2,440	$1,601	$3.20
Factors Affecting Comparability:
Discrete tax benefits (2)	—	—	(24)	(0.05)
Adjusted results	$2,729	$2,440	$1,577	$3.15

(1) Adjusted results for the quarter and nine months ended June 30, 2014 exclude a pre-tax debt extinguishment loss of $11 million on the redemption of all $600 million of our outstanding 4.375% Senior Notes due September 2014. The tax impact has been calculated using the rate applicable to this adjustment.

(2) Adjusted results for the nine months ended June 30, 2014 exclude $20 million of discrete tax benefits, principally related to the recognition of capital loss carryforward benefits. Adjusted results for the quarter and nine months ended June 30, 2013 exclude $12 million and $24 million, respectively, of discrete tax benefits, principally reflecting the release of tax reserves with respect to certain effectively settled tax positions.